Exhibit 99.1

Eagle Growth and Income Opportunities Fund Reports Announcement by THL Credit Advisors and First Eagle Investment Management of Acquisition Transaction

Boston, December 9, 2019 – Eagle Growth and Income Opportunities Fund (the "Fund") (NYSE: EGIF) today reported that THL Credit Advisors LLC, the investment adviser to the Fund (the "Adviser") entered into a definitive agreement with First Eagle Investment Management, LLC ("First Eagle"), whereby a newly formed subsidiary of First Eagle has agreed, subject to the satisfaction of the closing conditions, to merge with and into the Adviser, with the Adviser as the surviving company (the "Transaction"). A copy of the joint press release issued by the Adviser and First Eagle related to the Transaction will be available at www.thlcredit.com. Upon consummation of the Transaction, all key personnel of the Adviser who are involved in the management of the Fund are expected to continue to serve in the same role(s) with respect to the Fund.

The consummation of the Transaction is expected to occur in the first quarter of 2020, subject to regulatory approvals and other customary closing conditions. If the Transaction is consummated, the Transaction will cause a change of control of the Adviser and will result in an assignment of the then-current investment advisory agreement between the Fund and the Adviser and the then-current sub-advisory agreement between the Adviser and Eagle Asset Management, Inc. ("Eagle") under the Investment Company Act of 1940, as amended (the "1940 Act"), and those contracts would terminate automatically by their terms. Because the then-current investment advisory and sub-advisory agreements will terminate upon completion of the Transaction, the Adviser intends to propose that the Fund's Board of Trustees (the "Board") approve the Adviser and Eagle continuing to serve as the Fund's adviser and sub-adviser pursuant to new investment advisory and sub-advisory agreements (the "New Advisory Agreements"), subject to shareholder approval. The Adviser expects to propose that all material terms of the New Advisory Agreements remain unchanged from the material terms of the then-current investment advisory and sub-advisory agreements. Obtaining approval from the Fund's shareholders of the New Advisory Agreements is not a condition to closing the Transaction. In the event that the Fund does not receive shareholder approval of the New Advisory Agreements prior to consummation of the Transaction, the Adviser intends to propose that the Board approve the Adviser and Eagle continuing to serve as the Fund's investment adviser and sub-adviser, respectively, while the Fund seeks approval of the New Advisory Agreements under interim investment advisory and sub-advisory agreements that would include substantially the same terms as the then-current investment advisory and sub-advisory agreements and otherwise meet the requirements of Rule 15a-4 under the 1940 Act, including the escrowing of advisory fees, pending shareholder approval of the New Advisory Agreements. In the event the Board approves operating pursuant to interim investment advisory and sub-advisory agreements, but the Fund's shareholders do not approve the New Advisory Agreements prior to 150 days after the consummation of the Transaction and the termination of the then-current investment advisory and sub-advisory agreements, the Adviser and Eagle will receive the lesser of any costs incurred in performing the interim investment advisory or sub-advisory agreement, as applicable(plus interest earned on that amount while in escrow); or the total amount in the escrow account (plus interest earned). Furthermore, if the Fund's shareholders do not approve the New Advisory Agreements prior to 150 days after the consummation of the Transaction and the termination of the then-current investment advisory and sub-advisory agreements, the Adviser and Eagle may no longer be able to serve as the investment adviser and sub-adviser for the Fund upon the expiration of the interim investment advisory and sub-advisory agreements, and the Board will consider what actions may be appropriate for the Fund.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements", which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission ("SEC"). Eagle Growth and Income Opportunities Fund undertakes no duty to update any forward-looking statements made herein.

Additional Information about the Transaction and Where to Find It

In connection with seeking shareholder approval of the New Advisory Agreements ("Shareholder Approval"), the Fund expects that it will file relevant materials with the SEC, including a proxy statement. The Fund's shareholders are urged to read the proxy statement and any other documents filed with the SEC if and when such documents become available because they will contain important information about the Fund and the Shareholder Approval. The proxy statement, if and when available, will be mailed to shareholders of the Fund entitled to vote on the matters to be submitted for their approval in connection with the Shareholder Approval. The Fund's shareholders will be able to obtain free copies of the proxy statement and any other relevant documents filed with the SEC by the Fund through the website maintained by the SEC at http://www.sec.gov, or can be obtained free of charge at the Fund's website (www.thlcrediegif.com), or by writing to the Fund at 227 West Monroe Street, Suite 3200 Chicago, IL 60606, Attention: Corporate Secretary.

Participants in Solicitation Relating to the Stockholder Approval

The Fund, the Adviser, Eagle and First Eagle and their respective board members and executive officers may be deemed to be participants in the solicitation of proxies from the Fund's shareholders in respect of the matters anticipated to be submitted to the shareholders of the Fund for their approval in connection with the Shareholder Approval. Information regarding the Fund's trustees and executive officers can be found in the Fund's definitive proxy statement for its 2019 Annual Meeting, filed with the SEC on October 3, 2019. Additional information regarding the interests of such potential participants would be included in the proxy statement and other relevant documents filed with the SEC in connection with the Transaction when they become available. These documents are available free of charge using the sources indicated above.

No Offer or Solicitation

This press release is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this press release is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in the Fund or in any fund or other investment vehicle.

About Eagle Growth and Income Opportunities Fund

The Fund is a diversified, closed-end management investment company that is advised by THL Credit Advisors LLC and sub-advised by Eagle Asset Management, Inc. The Fund's investment objective is to provide total return through a combination of current income and capital appreciation. There can be no assurance that the Fund will achieve its investment objective.

About THL Credit

THL Credit is an alternative credit investment manager for both direct lending and broadly syndicated investments through public and private vehicles, collateralized loan obligations, separately managed accounts and co-mingled funds. THL Credit maintains a variety of advisory and sub-advisory relationships across its investment platforms, including THL Credit, Inc. (Nasdaq: TCRD), a publicly traded business development company, and THL Credit Senior Loan Fund (NYSE: TSLF), a diversified, closed-end management investment company.

About Eagle Asset Management, Inc.

Founded in 1984, Eagle Asset Management provides an array of fundamental equity and fixed income strategies designed to meet long-term goals of institutional and wealth clients. Eagle's multiple independent investment teams overseeing separately managed accounts and funds have the autonomy to pursue investment decisions guided by their unique philosophies and strategies.

Contact the Fund at 1.833.845.7513 or visit the Fund's website at http://thlcreditegif.com for additional information.

Contact

Andrew Park
THL Credit Advisors
212.829.3126